Pure Cycle Corporation S-3/A
Exhibit 5.1

July 10 , 2013

Board of Directors and Selling Shareholder
Pure Cycle Corporation
1490 Lafayette Street, Suite 203
Denver, Colorado  80218

Re:	Shelf Registration Statement on Form S-3 Relating to $15,000,000 Aggregate Offering Price of Securities and 1,982,099 Shares of Common Stock Offered by the Selling Shareholder

Ladies and Gentlemen:

We have acted as counsel for Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by Pure Cycle with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of  an indeterminate number of (i) shares of Pure Cycle common stock, par value $.00333 per share (the “Common Stock”), (ii) shares of Pure Cycle preferred stock, par value $.001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock or other securities of Pure Cycle registered by the Registration Statement  (the “Warrants”), (iv) rights to purchase Common Stock, Preferred Stock or other securities of Pure Cycle registered by the Registration Statement, and (v) units of the foregoing, as shall have an aggregate offering price not to exceed $15,000,000 (the “Pure Cycle Securities”).  The Pure Cycle Securities registered also include such indeterminate numbers of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of Preferred Stock, Warrants or Rights or pursuant to the anti-dilution provisions of any such Pure Cycle Securities.  The Registration Statement also relates to the registration under the Securities Act of 1,982,099 shares of Common Stock (the “Resale Shares”) to be offered for resale by the selling shareholder (the “Selling Shareholder”) identified in the prospectus (the “Prospectus”) included in the Registration Statement.

This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

1550 Seventeenth Street  ●  Suite 500  ●   Denver, Colorado 80202  ●   303 892 9400   ●   fax 303 893 1379
www.dgslaw.com

Board of Directors and Selling Shareholder
Pure Cycle Corporation
July 10 , 2013

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Pure Cycle and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  As to matters of fact, we have made no independent investigation of such facts and have relied upon certificates of public officials and officers of Pure Cycle.

In connection with rendering the opinions set forth below, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect, (ii) a prospectus supplement (the “Prospectus Supplement”) describing the Pure Cycle Securities offered thereby, to the extent required by applicable law, will have been timely filed with the Commission, (iii) all Pure Cycle Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (iv) each person executing relevant documents (other than persons executing documents on behalf of Pure Cycle) has the legal capacity and authority to do so, and (v) the aggregate number of shares of Pure Cycle which would be outstanding after the issuance or reservation for issuance of Pure Cycle Securities consisting of shares of Preferred Stock or Common Stock and any other contemporaneously issued or reserved shares of Common Stock or Preferred Stock, together with the number of shares of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Pure Cycle does not exceed the number of then authorized shares of Pure Cycle.

The opinions rendered are limited to the laws of the State of Colorado and the federal laws of the United States of America.  We express no opinion with respect to the laws of any other jurisdiction.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

1. The issuance and sale by Pure Cycle of up to an aggregate offering price of $15,000,000 of Pure Cycle Securities as provided in the Registration Statement have been duly and validly authorized by all necessary corporate action of Pure Cycle.

2. When:

a.
the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor;

Board of Directors and Selling Shareholder
Pure Cycle Corporation
July 10, 2013

b.
the issuance of any series of Preferred Stock has been duly authorized by appropriate corporate action, the amendment to Pure Cycle’s articles of incorporation has been filed in the State of Colorado and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor;

c.
the issuance of Warrants and approval of the final terms thereof, including any related warrant agreement and warrant certificates under which the Warrants are to be delivered, have been duly authorized by appropriate corporate action, and the Warrants and any related warrant agreement and warrant certificates have been duly executed and delivered against payment of the authorized consideration therefor;

d.
the issuance of Rights and approval of the final terms thereof, including any related rights agreement and rights certificates under which Rights are to be delivered, have been duly authorized by appropriate corporate action, and the Rights and any related rights agreement and rights certificates have been duly executed and delivered against payment of the authorized consideration therefor;

e.
the issuance of Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, including authorization of each of the constituent Pure Cycle Securities, and the related agreements under which the Pure Cycle Securities comprising the Units are to be delivered, as applicable, and the Units have been duly executed and delivered against payment of the authorized consideration therefor;

then, subject to the final terms being in compliance with then applicable law, (i) the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Pure Cycle, provided that the consideration therefor is not less than the par value thereof, (ii) the Warrants will constitute valid and legally binding obligations of Pure Cycle, (iii) the Rights will constitute valid and legally binding obligations of Pure Cycle, and (iv) the Units will constitute valid and legally binding obligations of Pure Cycle, and each of the Pure Cycle Securities comprising the Units shall also be the subject of the applicable opinion under clauses (i) – (iii) above.

Board of Directors and Selling Shareholder
Pure Cycle Corporation
July 10, 2013

3. The Resale Shares held by the Selling Shareholder have been legally and validly issued and are fully paid and non-assessable.

Any opinion expressed herein as to validity, binding effect or enforceability is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations.

We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities offered by the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP